UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ASA LIMITED

(Name of Registrant as Specified in Its Charter)

LAXEY PARTNERS LIMITED

THE VALUE CATALYST FUND LIMITED

LAXEY INVESTORS LIMITED

ALTMA SICAV PLC

LAXEY UNIVERSAL VALUE L.P.

LAXC LIMITED

SPRUGOS INVESTMENTS XII L.L.C.

LEAF LIMITED

LP ALTERNATIVE L.P.

LEAF L.P.

LAXEY INVESTORS, LP

LP VALUE, LIMITED

ANDREW PEGGE

PHILLIP GOLDSTEIN

JULIAN REID

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAXEY PARTNERS LTD

March 26, 2008

Dear Fellow Shareholder:

The Annual General Meeting of Shareholders of ASA Limited, re-scheduled for April 8, 2008, is rapidly approaching. We need your support on the GOLD proxy card in order to elect three nominees to the ASA Board of Directors and to approve our recommendation that the Board initiate immediately a series of self tender offers to reduce the discount to Net Asset Value (“NAV”) and to maximize shareholder value.

Your support is critical this year due to the continuing inaction of the current Board and the continuing obstruction by ASA management of our efforts to communicate directly and truthfully with you. While the company has contacted many of you directly in its efforts to defend its slate, it has refused Laxey the same access—our communications to you are limited to letters such as this one. That is why it is especially important to take a moment of your time today to consider our proposals and why we believe they will protect the value of your investment. We also urge you to reach out to us directly—if you have any questions or concerns, please do not hesitate to call the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, toll-free at 877-456-3442.

DON’T LET ASA STAND IN THE WAY—YOU DESERVE TO KNOW THE FACTS!

We believe ASA has misused the control it has over the shareholder list by trying to mislead you about Laxey’s supposedly “short-term” interests and making excuses for the Board’s failure to take action:

•	The TRUTH is that Laxey has been an ASA shareholder since 2001.
•	The TRUTH is that ASA’s continuing discount to NAV prevents ALL shareholders from receiving the full value of their shares when they wish to sell.
•	The TRUTH is that Laxey’s proposed tender offer program will permit ALL shareholders who wish to tender their shares to receive 99% of NAV.
•	The TRUTH is that the program that Laxey is proposing has succeeded in reducing the discount at several other closed-end funds without detriment to shareholders.

ASA now claims that the ASA Board is “considering actions to address the discount” and touts the “experience” of the three directors that Laxey seeks to replace. Those directors have been on the Board of ASA (and its predecessors) since 1996, 1998 and 1999, respectively, and have failed to take any action in all of that time. Laxey’s three nominees bring to the Board extensive industry knowledge and investment experience and are ready to take action NOW.

To ensure that your interests are protected, vote FOR our nominees and our recommendation on the GOLD proxy card TODAY—by telephone, Internet, or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided.

Very truly yours,

Andrew Pegge

Chief Executive Officer

Licensed to conduct Investment Business by the Isle of Man Financial Supervision Commission

Directors: C. Kingsnorth; A. Pegge; M. Haxby; J. Tenvik; P. Rabl; P. Smith; M. Lees

Registered Number: 93741C